As filed with the Securities and Exchange Commission on February 27, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

 ________________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________________________________

 LIBBEY INC.

(Exact name of registrant as specified in its charter)

Delaware	34-1559357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Madison Avenue

Toledo, Ohio 43604

(Address of principal executive offices)

 ________________________________________

AMENDED AND RESTATED LIBBEY INC. 2016 OMNIBUS INCENTIVE PLAN

(full title of the plan)

 ________________________________________

Copy to:
Jennifer M. Jaffee Senior Vice President, General Counsel and Secretary Libbey Inc. 300 Madison Avenue Toledo, Ohio 43604 (419) 325-2100	Christopher D. Lueking, Esq. Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800 Chicago, Illinois 60611 (312) 876-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☑	Smaller Reporting Company	☑
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	1,750,000 shares	$1.36	$2,380,000	$308.92

(1)

This Registration Statement registers 1,750,000 additional shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Libbey Inc. (the “Company”) for issuance pursuant to the Amended and Restated Libbey Inc. 2016 Omnibus Incentive Plan (the “Plan”). These shares are in addition to the shares registered under the Plan under Registration Statement on Form S-8 (Registration No. 333-216427) filed on March 3, 2017. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Company’s Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind or other like change in capital structure.

(2)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act for the purpose of calculating the registration fee on the basis of $1.36 per share, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the NYSE American on February 20, 2020.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 1,750,000 shares (the “Additional Shares”) of common stock par value $0.01 per share (the “Common Stock”) of Libbey Inc. (the “Company”) to be issued under the Amended and Restated Libbey Inc. 2016 Omnibus Incentive Plan (the “Plan”), pursuant to an amendment to the Plan, dated as of May 15, 2019, authorizing the Additional Shares and increasing the maximum number of shares that may be granted to each non-employee director in any year from 150,000 shares to 200,000 shares. The full text of the Plan, as amended, is included as Exhibit 10.1 to this Registration Statement on Form S-8. In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference and makes a part hereof the contents of the Registration Statement on Form S-8 (File No. 333-216427) filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 3, 2017, relating to the registration of offers and sales of 1,200,000 shares of Common Stock under the Plan, to the extent not modified or superseded hereby or by any subsequently filed document incorporated by reference herein or therein.

PART I

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the Commission will update and supersede this information. The documents listed below have been filed by the Company with the Commission and are incorporated in this Registration Statement by reference:

A.	The Company’s Annual Report on Form 10-K filed on February 27, 2020 (File No. 001-12084), for the fiscal year ended December 31, 2019.

B.	All other reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2019.

C.

The description of the Company’s Common Stock contained in the registration statement on Form S-3 (Registration No. 333-167069), filed with the SEC under the Securities Act on May 25, 2010, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company or with respect to the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities

Not required to be filed with this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Not required to be filed with this Registration Statement.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP.

10.1	The Amended and Restated Libbey Inc. 2016 Omnibus Incentive Plan (filed as Appendix B to the Company’s Proxy Statement on Form DEF 14A filed on March 28, 2019 and incorporated herein by reference).

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included in the signature page to the Registration Statement).

Item 9. Undertakings

Not required to be filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, Ohio, on February 27, 2020.

LIBBEY INC.

By:	/s/ Jennifer M. Jaffee
Jennifer M. Jaffee
Senior Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael P. Bauer and Jennifer M. Jaffee, and each acting alone, his or her true and lawful attorney-in-fact and agents, with full power of resubstitution and substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with Libbey Inc. and on the dates indicated.

Signatures	Titles	Date

/s/ William A. Foley	Executive Chairman of the Board of Directors	February 27, 2020
William A. Foley

/s/ Michael P. Bauer	Director, Chief Executive Officer (Principal Executive Officer)	February 27, 2020
Michael P. Bauer

/s/ Juan Amezquita	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2020
Juan Amezquita

/s/ John C. Orr	Lead Director	February 27, 2020
John C. Orr

/s/ Carol B. Moerdyk	Director	February 27, 2020
Carol B. Moerdyk

/s/ Steve H. Nave	Director	February 27, 2020
Steve H. Nave

/s/ Deborah G. Miller	Director	February 27, 2020
Deborah G. Miller

/s/ Ginger M. Jones	Director	February 27, 2020
Ginger M. Jones

/s/ Eileen A. Mallesch	Director	February 27, 2020
Eileen A. Mallesch